Exhibit 1.1


                              CENDANT CORPORATION
                           (a Delaware corporation)



                         6.250% Senior Notes due 2008
                         7.375% Senior Notes due 2013

                            UNDERWRITING AGREEMENT



                                January 8, 2003


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                        CENDANT CORPORATION
                     (a Delaware corporation)

                   6.250% senior Notes due 2008
                   7.375% Senior Notes due 2013


                      UNDERWRITING AGREEMENT

                                               January 8, 2003


To the Underwriters named in Schedule I

Ladies and Gentlemen:

      Cendant Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I (the "Underwriters") the principal amount of certain of its debt securities specified in Schedule II (the "Securities") on the terms and conditions stated herein and in
Schedule II. The Securities will be issued pursuant to an indenture to be dated as of January 13, 2003 (the "Indenture") between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-65858), including a prospectus, relating to certain of its debt securities (including the Securities), preferred stock, CD common stock, stock purchase contracts, stock purchase units and warrants and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement was declared effective by the Commission on August 16, 2001. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, together with any registration statements filed by the Company pursuant to Rule 462(b) under the 1933 Act, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the base prospectus included therein relating to all offerings of debt securities, preferred stock, CD common stock, stock purchase contracts, stock purchase units and warrants under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the base prospectus, as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

      You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Securities and that you have been authorized by the other Underwriters to execute this Underwriting Agreement (the "Agreement") on their behalf.

Section 1. Representations and Warranties.

        (a) The Company represents and warrants to and agrees with each Underwriter that:

              (i) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission there under (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Closing Time (as defined below), the Registration Statement, and any amendments thereof, and the Prospectus, and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement nor any amendments thereof include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendments thereof and supplements thereto, include or will include an untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus.

              (ii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof and at the Closing Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (iii) The accountants (individually an "Accountant" and together the "Accountants"), who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations with respect to
        (i) the Company and (ii) each corporation whose financial statements have been included in the Registration Statement for each of the years reported on by the Accountants.

              (iv) This Agreement has been duly authorized, executed and delivered by the Company.

              (v) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified. Except as otherwise stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement. The pro forma financial statements and related notes thereto included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

              (vi) The Company is duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with corporate power and corporate authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus. The Company is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

              (vii) Each significant subsidiary (as such term is defined in clauses (1) and (2) of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act), if any, of the Company (each, a "Significant Subsidiary") is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and Prospectus, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (each, a "Lien"), except for such Liens as are not, individually or in the aggregate, material to the Company and its Significant Subsidiaries, considered as one enterprise.

              (viii) The Indenture has been duly authorized and when executed and delivered by the Company, will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Prospectus. The Indenture as executed will be substantially in the form filed as an exhibit to the Registration Statement. At the Closing Time, the Indenture will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

              (ix) The sale and issuance of the Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by
        (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Securities will conform in all material respects to the description thereof in the Prospectus.

              (x) All of the outstanding shares of capital stock of the Company have been authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder.

              (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as otherwise stated therein, (A) there has been no material adverse change and no development with respect to the Company that would result in a Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, that are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) except for regular dividends on the common stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. None of the Company or any of its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, note, lease, loan or credit agreement or any other agreement or instrument (the "Agreements and Instruments") to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

              (xiii) The execution and delivery by the Company of this Agreement and the Indenture, the issuance and delivery of the Securities, the consummation by the Company of the transactions concerning the Securities contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture, have, in each case, been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under (A) any Agreement or Instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material adverse Effect or (B) any existing applicable law, rule, regulation (other than state securities, foreign securities or Blue Sky laws, rules and regulations), judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect).

              (xiv) Except (i) as may be required under the 1933 Act, the 1939 Act and the rules and regulations promulgated thereunder and (ii) as required by the state or foreign securities or "blue sky" laws, no authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of the Indenture by the Company, except such as have been obtained and made under the federal securities laws.

              (xv) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus which have not been so described and filed as required.

              (xvi) Except as otherwise disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries that is required to be disclosed in the Prospectus or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement.

              (xvii) Subject to each of the franchise and license agreements entered into by the Company or any of its Significant Subsidiaries, the Company and each of the Significant Subsidiaries own or have the unrestricted right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names and registrations thereof (collectively, "Intellectual Property") as are necessary to carry on their respective businesses as presently conducted, except where the failure to own or possess any of the Marks (as defined below), Days Inn Marks (as defined below) or Ramada Marks (as defined below) would not have a Material Adverse Effect. In addition to, and not in limitation of, anything else contained in this paragraph (xvii), the Company or a Significant Subsidiary (y) is the exclusive owner of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Marks within the United States and outside the United States is the owner of the registrations and applications as are necessary to carry on its business as such description is incorporated by reference in the Prospectus and as currently conducted, except where the failure to be such owner would not have a Material Adverse Effect and (z) is the exclusive licensee
        (i) in the United States and Canada of the Ramada Marks and (ii) in the United States of the Days Inn Marks. The Intellectual Property with respect to the Company's ERA Franchise Systems, Inc., Century 21 Real Estate Corporation, Coldwell Banker Corporation, Cendant Mobility Services Corporation, Cendant Mortgage Corporation, NRT Incorporated, Trendwest Resorts, Inc., Days Inns Worldwide, Inc. (outside the United States), Super 8 Motels, Inc., Villager Franchise Systems, Inc., Knights Franchise Systems, Inc., Howard Johnson International, Inc., Travelodge Hotels, Inc., Wingate Inns International, Inc., AmeriHost Franchise System, Inc., Fairfield Resorts, Inc., Resort Condominiums International, LLC, Avis Rent-A-Car System, Inc. Wright Express LLC, PHH Vehicle Management Services Inc., Budget Rent-A-Car System, Inc., Galileo International, Inc., Cheap Tickets, Inc., WizCom International, Ltd. and Jackson Hewitts, Inc. businesses (as such description is incorporated by reference in the Prospectus and as currently conducted) is referred to herein as the "Marks" and the Intellectual Property with respect to the Company's Ramada Franchise Systems, Inc. and Days Inns Worldwide, Inc. (in the United States) businesses (as such descriptions are incorporated by reference in the Registration Statement and Prospectus and as currently conducted) are referred to herein as the "Ramada Marks" and the "Days Inn Marks", respectively.

              (xviii) To the best knowledge of the Company without having made any inquiry or independent investigation, no labor problem exists with the employees of any party that licenses a franchise, directly or indirectly, from a Significant Subsidiary (a "Franchisee") or is imminent that could reasonably be expected to have a Material Adverse Effect.

              (xix) To the best knowledge of the Company, no dispute exists or is imminent with any Franchisee that could reasonably be expected to have a Material Adverse Effect.

              (xx) Each Franchisee is such by virtue of being a party to a franchise contract with either the Company or a Significant Subsidiary and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Company or a Significant Subsidiary, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company or a Significant Subsidiary in accordance with its terms, except (A) for any one or more of such franchise contracts as would not have a Material Adverse Effect, and (B) to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (xxi) The Company and each Significant Subsidiary have complied and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business. The Company and each Significant Subsidiary have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of the Company and such Significant Subsidiary in each state in which the Company or such Significant Subsidiary is doing business.

              (xxii) Neither the Company nor any of its Significant Subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

              (xxiii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        (b) Any certificate signed by any officer of the Company or any subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or by a Subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

Section 2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained (except as may be otherwise specified in Schedule
II) and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I.

        (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the date, time and location specified in Schedule II, or at such other date, time or location as shall be agreed upon by the Company and the Underwriters, or as shall otherwise be provided in Section 11 (such date and time of payment and delivery being herein called the "Closing Time"). Unless otherwise specified in Schedule II, payment shall be made to the Company by you by wire or bank transfer of same day funds payable to the account of the Company, against delivery to you for the respective accounts of the several Underwriters of the Securities. Such Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. Such Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

        (c) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose payments shall not have been received by the Closing Time.

Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance any delayed delivery arrangements and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus as you shall reasonably request.

        (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(f), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

        (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will, subject to Section 3(f), file all documents required to be filed with the Commission pursuant to Section 13, Section 14 or Section 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will inform you of its intention to file any amendment to the Registration Statement or any supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; and the Company will furnish you with copies of any such amendment or supplement at a reasonable time in advance of filing; and will not file any such documents to which the Underwriters or their counsel shall reasonably object.

        (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement,
(ii) of the filing of any supplement to the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to promptly obtain the lifting thereof.

        (f) The Company has furnished or will, upon request, furnish to you, without charge, one signed copy of the Registration Statement (as originally filed), of any Rule 462(b) Registration Statement, and of all amendments thereto, whether filed before or after the Registration Statement became effective (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities) and conformed copies of all consents and certificates of experts, as you may reasonably request.

        (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

        (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
158) of the Registration Statement.

        (i) During the period beginning on the date hereof and continuing to and including the Closing Time, the Company will not, directly or indirectly, offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of or guaranteed by the Company which are substantially similar to the Securities without the prior consent of the Underwriters.

Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of this Agreement, any agreement among Underwriters, the Indenture, and such other documents as may be required in connection with the offering purchase, sale and delivery of the Securities, (c) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws, (f) any fees charged by rating agencies for rating the Securities, (g) the reasonable fees and disbursements of counsel in connection with the Blue Sky survey and (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities.

        If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 10(a)(i), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the public offering of the Securities.

Section 5. Conditions of the Underwriters' Obligations. Except as otherwise provided in Schedule II hereto, the obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase hereunder are subject to (i) the accuracy of the representations and warranties of the Company contained herein or in certificates of the Company's officers delivered pursuant to the provisions hereof, (ii) the performance by the Company of its obligations hereunder, (iii) the delivery to the Underwriters at the Closing Time by the Company of all of the Securities and
(iv) the following further conditions:

        (a) The Registration Statement has become effective, including any Rule 462(b) Registration Statement, and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

        (b) At the Closing Time, you shall have received a signed opinion of Eric J. Bock, Executive Vice President, Law and Corporate Secretary of the Company, and a signed opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, each dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriters as set forth on Exhibits A and B attached hereto.

        Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, as the case may be, and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

        In giving the opinions referred to in above, such counsel may rely, as to all matters governed by the laws of jurisdictions other than those in which they are expert, upon opinions of other counsel who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are justified and entitled to so rely.

        (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time.

        (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its Significant Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, financial or otherwise, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the financial condition, earnings, business affairs or business prospects of the Company and its Significant Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions included herein on its part to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or an Executive Vice President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

        (e) You shall have received a letter or letters from the Accountants at the date hereof in form and substance reasonably satisfactory to the Underwriters, and a letter or letters to be delivered at the Closing Time reaffirming the statements made in each such letter or letters, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the Closing Time.

        (f) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any decrease in rating accorded any of the Company's securities, including the Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations, and no such organization shall have publicly announced that it has under surveillance or review, without indicating an improvement, in its rating of the Securities or any securities of the Company.

        (g) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

        (h) If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

Section 6. Indemnification.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, as the case may be, within the meaning of Section 15 of the 1933 Act, as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred, including fees and disbursements of counsel chosen by you, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

              (iv) provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and provided, further, however, that the foregoing indemnification with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Securities if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by the 1933 Act, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The Company and the Underwriters acknowledge that the following statements set forth in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus Supplement: (a) the statements set forth in last paragraph of the cover page regarding delivery of the Securities, (b) the statements set forth in the second sentence of the first paragraph on page i with respect to the Underwriters only, and (c) under the heading "Underwriting" (x) the sentences related to concessions and reallowances, (y) the paragraph related to stabilization, syndicate covering transactions and penalty bids, and (z) the fourth paragraph immediately following the table showing the underwriting discounts and commission.


        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and of Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 7. Contribution. If the indemnification provided for in Sections 6(a) and 6(b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, then each indemnifying party under such paragraph (it being understood that an indemnifying party is one who would have had an obligation to provide indemnification pursuant to
Section 6 had such indemnification been enforceable), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect (A) the relative benefits received by the Underwriters, and (B) that the Company is responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the allocation referred to in clause (i)above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

        The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. For purposes of this Section 7, each director and officer of each Underwriter, and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contributions as each Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution at the Company.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of
Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

Section 9. Termination of Agreement

        (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings, business affairs or business prospects of the Company and its Significant Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company has been suspended by the Commission, the New York Stock Exchange or any other exchange or quotation system on which securities of the Company are listed, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New Jersey or New York authorities.

        (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 24-hour period, then:

        (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligation proportions (as defined below) of all non-defaulting Underwriters, or

        (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time or the Delivery Date, as applicable for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in Schedule I. Notices to the Company shall be directed to it at 9 West 57th Street, New York, NY 10019, attention of Eric J. Bock, Executive Vice President, Law and Corporate Secretary.

Section 12. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of
Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Securities. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

Section 15. Headings. All headings of the sections and subparts thereof of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.


        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                               Very truly yours,

                               CENDANT CORPORATION

                               By: /s/ Eric J. Bock
                                   _________________________
                                   Name:  Eric J. Bock
                                   Title: Executive Vice
                                          President, Law and
                                          Corporate Secretary

Confirmed and Accepted, as of the date first above written:

J.P. MORGAN SECURITIES INC.

      By: /s/ Therese Esperdy
         _____________________
           Name:  Therese Esperdy
           Title: Managing Director

SALOMON SMITH BARNEY INC.

      By:  /s/ Scott R. White
           _____________________
           Name:  Scott R. White
           Title: Director

For themselves and the other Underwriters named in Schedule I hereto




                            SCHEDULE I
                          to Underwriting
                          Agreement dated
                          January 8, 2003

                        CENDANT CORPORATION


Underwriter                  Principal amount of    Principal amount of
                             6.250% Senior Notes    7.375% Senior Notes
                             purchased              purchased

J.P. Morgan Securities Inc. $280,000,000           $420,000,000
Salomon Smith Barney Inc.    280,000,000            420,000,000
Banc of America               34,286,000             51,429,000
Securities LLC
Banc One Capital              34,286,000             51,429,000
Markets, Inc.
Barclays Capital Inc.         34,286,000             51,429,000
Credit Lyonnais               34,286,000             51,429,000
Securities (USA) Inc.
Scotia Capital (USA)          34,286,000             51,428,000
Inc.
The Royal Bank of             34,285,000             51,428,000
Scotland plc
Wachovia Securities,          34,285,000             51,428,000
Inc.
Total                       $800,000,000         $1,200,000,000




                            SCHEDULE II
                          to Underwriting
                             Agreement
                       dated January 8, 2003

                        CENDANT CORPORATION


                   6.250% Senior Notes due 2008

Principal amount to be issued:       $800,000,000

Interest rate:                       6.250% per annum, payable semiannually

Interest accrues from:               January 13, 2003

Date of maturity:                    January 15, 2008

Redemption provisions:               Make-whole of T + 45 bps

Sinking fund requirements:           None

Initial public offering price:       99.484% of the principal amount plus
                                     accrued interest from the date of
                                     issuance of the Securities.

Purchase price:                      98.884% of the principal amount plus
                                     accrued interest from the date of
                                     issuance of the Securities to the date of delivery (payable in same day funds)

Closing date, time and location:     January 13, 2003, 9:00 a.m., New York
                                     City time, Shearman & Sterling, 599
                                     Lexington Avenue, New York NY 10022


                   7.375% Senior Notes due 2013

Principal amount to be issued:       $1,200,000,000

Interest rate:                       7.375% per annum, payable semiannually

Interest accrues from:               January 13, 2003

Date of maturity:                    January 15, 2013

Redemption provisions:               Make-whole of T + 50 bps

Sinking fund requirements:           None

Initial public offering price:       99.096% of the principal amount plus
                                     accrued interest from the date of
                                     issuance of the Securities.

Purchase price:                      98.446% of the principal amount plus
                                     accrued interest from the date of
                                     issuance of the Securities to the date of delivery (payable in same day funds).

Closing date, time and location:     January 13, 2003, 9:00 a.m., New York
                                     City time, Shearman & Sterling, 599
                                     Lexington Avenue, New York NY 10022




                                                          Exhibit A

 FORM OF OPINION OF ERIC BOCK, SENIOR EXECUTIVE PRESIDENT, LAW AND
                CORPORATE SECRETARY OF THE COMPANY

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that:

                  (i) The Company has been incorporated and is validly existing as a corporation under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and (ii) to enter into this Agreement and the Indenture and to perform its obligations under, or as contemplated under, each thereof.

                  (iii) The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                  (iv) The Company has authorized capital stock as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to incentive compensation plan, employee benefit plan or dividend reinvestment and stock purchase plan transactions), and all of the issued and outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder.

                  (v) Each Significant Subsidiary (as such term is defined in clauses (1) and (2) of Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Prospectus, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any lien, except for such liens as are not, individually or in the aggregate, material to the Company and its Significant Subsidiaries, considered as one enterprise.

                  (vi) Each of the documents incorporated by reference in the Registration Statement and the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which I need express no belief), complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations, as applicable.

                  (vii) The Securities have been authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued and fully paid and non-assessable.

                  (viii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) The offer of the Securities as contemplated herein and in the Registration Statement and the Prospectus, the execution, delivery and performance of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein, therein and in the Registration Statement and Prospectus (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Registration Statement and Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder, have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties, or operations (except for such violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary.

                  (x) There are no statutes required to be described in or incorporated by reference in the Registration Statement and the Prospectus that are not described or incorporated by reference; and there are no legal or governmental proceedings pending or, to my knowledge, threatened that are required to be disclosed or incorporated by reference in the Registration Statement and Prospectus, other than those disclosed or incorporated by reference therein.

                  (xi) There are no contracts, indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement and the Prospectus other than those described or referred to or incorporated by reference therein; and the descriptions thereof or references thereto are true and correct in all material respects.

Moreover, nothing has come to my attention that causes me to believe that the Registration Statement, on the original effective date of the Registration Statement, on the date of the filing of any annual report on Form 10-K or Form 10-K/A after the filing of the Registration Statement, or on the date of this Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state material fact necessary, in light of the circumstances under which they were made, to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus Supplement was issued or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that I express no opinion or belief with respect to the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom.




                                                          Exhibit B

    FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, we are of the opinion that:

                  (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof might be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is sought in equity or at law);

                  (ii) This Agreement has been duly authorized, executed and delivered by the Company;

                  (iii) The Securities have been duly authorized by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, except to the extent enforcement thereof might be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered sought in equity or at law);

                  (iv) The statements included in the Registration Statement and the Prospectus under the captions "Description of Notes," insofar as such statements purport to summarize certain provisions of documents referred to therein, fairly summarize such provisions in all material respects;

                  (v) The statements set forth in the Base Prospectus under the captions "Description of the Debt Securities" and "General Description of Capital Stock," insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

                  (vi) The Registration Statement, as of the date of filing of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the Rules and Regulations, except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom, or the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1, and, except to the extent expressly stated in paragraphs (iv) and (v) above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

                  (vii) The execution, delivery and performance of this Agreement, the Securities or the Indenture does not require any authorization, approval, consent, order, registration or qualification of any court or governmental authority or agency to be made or obtained by the Company.

                  (viii) The Company is not and, solely after giving effect to the offering and the sale of the Securities and the application of the proceeds thereof described in the Registration Statement and Prospectus, will not be subject to registration and regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

In addition, in connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and representatives of the Company, in-house counsel for the Company, representatives of the independent accountants of the Company, and you and your counsel at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. We did not participate in the preparation of the documents filed by the Company pursuant to the 1934 Act and incorporated by reference into the Prospectus as of the Closing Time but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and we have made no independent check or verification thereof, other than to the extent specified in paragraph (iv) above, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, as of the date of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

                               Very truly yours,